UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     January 30, 2004

HAYNES INTERNATIONAL, INC.
 (Exact name of the registrant as specified in its charter)

Delaware	33-32617	06-1185400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principle executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (765) 456-6000

Item 5.

        On January 30, 2004, Haynes International, Inc. (the “Company”) entered into Amendment No. 6 to Credit Agreement (the “Amendment”) by and among the Company, the financial institutions party to the Credit Agreement dated as of November 22, 1999 (the “Credit Agreement”), and Fleet Capital Corporation, in its capacity as administrative agent. The Amendment establishes a temporary suspension of the Senior Note Reserve. The Suspension Period is effective beginning January 30, 2004 and ending as of the earlier of February 29, 2004 or the occurrence of another Suspension Termination Event (as defined in the Amendment). During the Suspension Period the Senior Note Reserve is reduced to $0. Immediately upon termination of the Suspension Period, the Senior Note Reserve shall be reinstated and in full force and effect. During the Suspension Period, the Amendment restricts the Company’s ability to make acquisitions otherwise permitted under the Credit Agreement.

Item 7.    Financial Statements and Exhibits.

        The following exhibits are filed as a part of this report:

        (a)         Not applicable.

        (b)         Not applicable.

        (c)         Exhibits

                     10.1         Amendment No. 6 to Credit Agreement by and among Haynes International, Inc., the financial institutions party to the Credit Agreement dated as of November 22, 1999, and Fleet Capital Corporation, in its capacity as administrative agent.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2004	Haynes International, Inc. By: /s/ Calvin S. McKay Calvin S. McKay Chief Financial Officer